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                                                                    Exhibit 16.1

                                 DE VISSER GRAY
                              CHARTERED ACCOUNTANTS

                                                    401 - 905 West Pender Street
                                                            Vancouver, BC Canada
                                                                         V6C 1L6

                                                             Tel: (604) 687-5447
                                                             Fax: (604) 687-6737


September 30, 2005

Securities and Exchange Commission
One Station Place
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Gryphon Gold Corporation. On June 20, 2005, we were notified by Gryphon Gold Corporation that our engagement was being terminated.

We have read Gryphon Gold Corporation's statements included under the heading "Changes In and Disagreements With Accountants On Accounting and Financial Matters" of form SB-2 dated September 29, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Gryphon Gold Corporation's statement that: 1) Ernst & Young LLP was engaged as the independent registered public accounting firm and the Board of Directors recommended or approved their appointment and 2) whether or not Gryphon Gold Corporation consulted with Ernst & Young LLP regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

DE VISSER GRAY

"De Visser Gray"

Chartered Accountants




GCC Consent of former accountants 9-30-05.doc
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